AMENDMENT TO FUND PARTICIPATION AGREEMENT
                 (4th revised edition - effective May 1, 2007)

The Fund Participation Agreement dated May 1, 2002 as amended May 1, 2003, April 30, 2004 and May 1, 2006 by and between Allianz Life Insurance Company of New York, Dreyfus Investment Portfolios and Dreyfus Stock Index Fund, Inc. is hereby amended by deleting the existing Exhibits and inserting in lieu thereof the following:

                  EXHIBIT A                                                    EXHIBIT B
 --------------------------------------------      ------------------------------------------------------------------
 --------------------------------------------      ------------------------------------------------------------------
 SEPARATE ACCOUNT:                                 LIST OF PARTICIPATING FUNDS:
 o        Allianz Life of NY Variable              o        Dreyfus Investment Portfolios: Small Cap Stock Index
          Account C                                         Portfolio - Service Shares
                                                   o        Dreyfus Stock Index Fund, Inc. -
                                                            Initial Shares
                                                   o        Dreyfus Stock Index Fund, Inc. -
                                                            Service Shares
 CONTRACTS:
 o        Allianz Advantage
 o        Allianz Opportunity
 o        Allianz Charter II NY
 o        High Five NY

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2007.

ON BEHALF OF THOSE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THIS AGREEMENT

By:      /S/ MICHAEL A. ROSENBERG
Name:        MICHAEL A. ROSENBERG
Title:       SECRETARY

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
By: /S/  STEWART D. GREGG
Name:    STEWART D. GREGG
Title:   SENIOR SECURITIES COUNSEL